Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP

March 21, 2011

SCBT Financial Corporation

520 Gervais Street

Columbia, South Carolina 29201

Ladies and Gentlemen:

We have acted as counsel to SCBT Financial Corporation, a South Carolina corporation (the “Company”), in connection with the proposed registration by the Company of 1,129,032 shares of its common stock, par value $2.50 per share (the “Common Stock”), previously issued by the Company in a private placement transaction pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”) (the “Private Placement”), and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 that is being filed herewith under the Act (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).  The shares of Common Stock to be registered pursuant to the Registration Statement (the “Registrable Shares”) are being registered in accordance with the requirements of a registration rights agreement entered into by the Company with each of the shareholders who received shares of Common Stock in connection with the Private Placement.  The Registrable Shares are being offered by certain selling shareholders.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended, and the Amended and Restated Bylaws, (ii) minutes and records of corporate proceedings of the Company with respect to the issuance and sale of the Registrable Shares, (iii) the securities purchase agreements, registration rights agreements and selling shareholder questionnaires related to the Registrable Shares, and (iv) statements and representations of officers of the Company and other representatives of the Company and its agents, including certificates provided in connection with the private placement of the shares that are registered for resale by the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.  We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company, the selling shareholders and their agents.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Registrable Shares have been duly authorized, validly issued and fully paid and are nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the South Carolina Business Corporation Act of 1988, as amended (including the statutory provisions, all applicable provisions of the South Carolina constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Registrable Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the South Carolina Business Corporation Act of 1988, as amended, change by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP